UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 21, 2008

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5975	61-0647538
(Commission File Number)	(IRS Employer Identification No.)

500 West Main Street, Louisville, KY	40202
(Address of Principal Executive Offices)	(Zip Code)

502-580-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the February 21, 2008 meeting of the Company’s Organization & Compensation Committee and Board of Directors, the following items were approved:

2008 Management Incentive Compensation Measurements and Targets.

For eight executive officers, including Named Executive Officers (as defined in Regulation S-K item 402(a)(3)), the sole measurement will be attainment of an Earnings Per Share (EPS) target for 2008.

The target annual incentive awards for the executive officers will generally be in the range of 100% to 150% of base salary, with a maximum potential payment in the range of 150% to 200%. The actual awards will reflect adjustments to those targets based on Company and individual performance.

Increase in Base Salaries for the Named Executive Officers.

An increase in the base salary for the Company’s Named Executive Officers (as defined in Regulation S-K item 402(a)(3)), with the following base salaries for 2008, effective February 2008:

Name/Title	Base Salary
Michael B. McCallister President & Chief Executive Officer	$1,025,000

James H. Bloem Senior Vice President, Chief Financial Officer & Treasurer	$545,000

James E. Murray Chief Operating Officer	$670,000

Jonathan T. Lord, M.D. Senior Vice President & Chief Innovation Officer	$520,000

Bruce J. Goodman Senior Vice President & Chief Service and Information Officer	$492,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

BY:	/s/ Kathleen Pellegrino
Kathleen Pellegrino Vice President and Acting General Counsel

Dated: February 27, 2008